Exhibit 99.1



                               CANYON PARK COMMONS

                              Historical Summaries
                        of Operating Revenue and Expenses

                Nine Months Ended September 30, 1997 (Unaudited)
                        and Year Ended December 31, 1996

                  (With Independent Auditors' Report Thereon)

Independent Auditors' Report



The Board of Directors
CarrAmerica Realty Limited Partnership:


We have audited the accompanying historical summary of operating revenue and expenses, as defined in note 2(a), of Canyon Park Commons for the year ended December 31, 1996. This historical summary is the responsibility of the management of Canyon Park Commons. Our responsibility is to express an opinion on the historical summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the revenue and expenses of Canyon Park Commons.

In our opinion, the historical summary referred to above presents fairly, in all material respects, the operating revenue and expenses described in note 2(a) of Canyon Park Commons for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                           KPMG Peat Marwick LLP

Washington, DC
February 4, 1998

                               CANYON PARK COMMONS

             Historical Summaries of Operating Revenue and Expenses

            For the nine months ended September 30, 1997 (unaudited)
                      and the year ended December 31, 1996

                             (dollars in thousands)


                                               Nine months        Year
                                                 ended            ended
                                              September 30,    December 31,
                                                  1997             1996
                                                  ----             ----
Operating revenue:
  Building rental                                $1,018          $1,358
  Recovery of operating expenses                     70              65
                                                 ------          ------
      Total operating revenue                     1,088           1,423
                                                 ------          ------
Operating expenses:
  Repairs & maintenance                               6               6
  Utilities                                          17              25
  Real estate taxes                                  69              89
  Insurance                                          13              11
  Management fees                                    35              47
  Operating services                                 24              23
  Landscape maintenance                              30              39
                                                 ------          ------
      Total operating expenses                      194             240
                                                 ------          ------
      Operating revenue in excess
        of operating expenses                    $  894          $1,183
                                                 ======          ======



                 See accompanying notes to historical summaries
                       of operating revenue and expenses.

                               CANYON PARK COMMONS

         Notes to Historical Summaries of Operating Revenue and Expenses

            For the nine months ended September 30, 1997 (unaudited)
                      and the year ended December 31, 1996

                             (dollars in thousands)



(1)    Description of the Property

       Canyon Park Commons (the Building) consists of one building located in Bothell, Washington, a submarket of Seattle, containing approximately 95,000 square feet of office space available for lease. As of September 30, 1997, the building was 100% leased to one tenant.

(2)    Summary of Significant Accounting Policies

       (a)    Basis of Presentation

              The accompanying historical summaries of operating revenue and expenses are not representative of the actual operations for the periods presented, as certain revenue and expenses, which may not be comparable to those expected to be incurred by CarrAmerica Realty Limited Partnership in the proposed future operations of the Building, have been excluded. Interest income has been excluded from revenue, and interest, depreciation and amortization, and other costs not directly related to the future operations of the Building have been excluded from expenses. Management is not aware of any other material factors that would cause the historical summaries of operating revenue and expenses to not be indicative of the future operating results of the Building.

       (b)    Revenue Recognition

              Revenue from rental operations is recognized straight-line over the terms of the respective leases.

       (c)    Interim Unaudited Financial Information

              The accompanying unaudited financial information for the nine months ended September 30, 1997 has been prepared consistent with the rules and regulations of the Securities and Exchange Commission governing the preparation of the amounts for the year ended December 31, 1996. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary to present fairly the historical summary of operating revenue and expenses for the nine months ended September 30, 1997, have been included. The results of operations for the nine-month period ended September 30, 1997 are not necessarily indicative of the results for the full year.

                              CANYON PARK COMMONS

         Notes to Historical Summaries of Operating Revenue and Expenses

                             (dollars in thousands)


(3)    Rental Revenue

       Minimum future rentals (excluding modifications and renewal options) on noncancelable leases are as follows for the years ending December 31 (in thousands):

                           1997                    $1,358
                           1998                     1,358
                           1999                       792
                                                   ------

                                                   $3,508



(4) Pro Forma Taxable Operating Results and Cash Available from Operations (Unaudited)

       The unaudited pro forma table reflects the taxable operating results and cash available from operations of the Building for the 12 months ended September 30, 1997, as adjusted for certain items which can be factually supported. For purposes of presenting pro forma net taxable operating income, revenue is recognized when it is either collectible under the lease terms or collected. Tax depreciation for the buildings is computed on the modified accelerated cost recovery system method over a 39-year life. This statement does not purport to forecast actual operating results for any period in the future.

       Pro forma net operating income (exclusive of
            depreciation and amortization expense)                  $1,190
       Less estimated depreciation and amortization expense            259
                                                                    ------

                       Pro forma taxable operating income           $  931
                                                                    ======

                       Pro forma cash available from operations     $1,190
                                                                    ======